Exhibit 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated January 25, 1994 included in Newmont Mining Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.

                                 ARTHUR ANDERSEN & CO.




   Denver, Colorado,
   April 25, 1994.